SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 20, 2010 between InspireMD Ltd., a corporation formed under the laws of the State of Israel (the “Company”), and each of the entities and persons identified on the signature pages hereto (including their successors and assigns, each a “Purchaser” and collectively “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1    Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Advisor” means Harborview Advisors, LLC, a New Jersey limited liability company and exclusive consultant to the Company.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Audit Default” shall have the meaning set forth in Section 4.14.

“Audited Financial Statements” shall have the meaning set forth in Section 4.14.

“Board of Directors” means the board of directors of the Company.

 “Business Day” means any day except any Friday, Saturday, Sunday, or any day which is a holiday in the State of Israel or sabbatical day under Israeli law, federal legal holiday in the United States or any day on which banking institutions in the State of New York or State of Israel are authorized or required by law or other governmental action to close.

 “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

 “Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived, including without limitation the Company’s written acceptance of the subscriptions as set forth in Section 2.1.

“Commission” means the Securities and Exchange Commission.

“Company Counsel” means Haynes and Boone, LLP, maintaining an address at 1221 Avenue of the Americas, 26th Floor, New York, NY 10020-1007, Attention: Rick Werner, Esq., telephone: (212) 659-4974, facsimile: (212) 884-8234.

“Debentures” means the 8% Senior Convertible Debentures to be issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Escrow Agent” means Grushko & Mittman, P.C., maintaining an address at 515 Rockaway Avenue, Valley Stream, NY 11581, Attention: Edward M. Grushko, Esq., telephone: (212) 697-9500, facsimile: (212) 697-3575.

“Escrow Agreement” entered into among the Company, Purchasers and the Escrow Agent in the form of Exhibit B attached hereto.

“Event of Default” shall have the meaning ascribed thereto in the Debenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exclusivity Period” shall have the meaning ascribed to such term in Section 4.2.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“G&M” means Grushko & Mittman, P.C., maintaining an address at 515 Rockaway Avenue, Valley Stream, NY 11581, Attention: Edward M. Grushko, Esq., telephone: (212) 697-9500, facsimile: (212) 697-3575, counsel to the Purchaser.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(q).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(n).

“Liens” means a lien, charge, security interest or encumbrance, right of first refusal, preemptive right or other restriction.

“Majority in Interest” shall have the meaning assigned to such term in Section 5.5.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Merger” means the exchange of shares and options among the Company's current shareholders and option holders and Pubco pursuant to the Merger Agreement and the timely submission of all applicable filings with state and regulatory authorities required for the closing of such transaction.

“Merger Agreement” means the Agreement among the Company's current shareholders and option holders and Pubco to effectuate the Merger.  The Merger Agreement will contain customary representations and warranties for a transaction of this type in which an Israeli company is a party, including the representations warranties and covenants to be made by Pubco on the closing date of the Merger and substantially on the terms set forth in a term sheet attached hereto as Exhibit C.

“Ordinary Shares” means the ordinary shares of the Company, par value NIS 0.01 per share and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Ordinary Share Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Ordinary Shares pursuant to their terms of issuance, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIPE Financing” means that certain private placement offering pursuant to Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder, of Units of Pubco’s securities corresponding to net cash proceeds to Pubco (after repayment of any Debentures that are not converted into shares of Pubco Common Stock as part of the PIPE Financing and all deductions and commissions and payments to service providers and any party involved in the Merger, PIPE Financing and transactions contemplated under the Transaction Documents) of at least Seven Million Five Hundred Thousand Dollars ($7,500,000) and up to Ten Million Dollars ($10,000,000) to close concurrently with the Merger. Such Units shall be comprised of shares of Pubco Common Stock at a pre-money valuation of Pubco of not less than Seventy Million Dollars ($70,000,000) and warrants to purchase up to 5,000,000 shares of Pubco Common Stock as described on the Term Sheet.  The PIPE Financing shall not include the Purchase Price defined below.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” shall mean the aggregate of One Million Five Hundred Eighty Thousand Dollars ($1,580,000) payable by the Purchasers for an aggregate of a like amount of Debenture principal and Warrants issued at the rate of one Warrant to purchase one Warrant Share for each Twelve Dollars ($12.00) of Purchase Price.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7.

“Pubco” means to be identified publicly traded company listed on the OTC Bulletin Board and currently reporting under the Exchange Act.

“Pubco Common Stock” means the class of Common Stock of Pubco, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Debentures, Warrants and Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Tax Ruling” shall have the meaning ascribed to such term in Section 4.11.

“Term Sheet” means the Term Sheet annexed hereto as Exhibit C describing the terms of the transactions with Pubco.

“Transaction Documents” means this Agreement, the Debentures, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Securities” means the Ordinary Shares issued and issuable upon conversion of the Debentures and securities issuable in connection with the Merger, as the case may be.

 “Units” means the Pubco Common Stock and Pubco Common Stock purchase warrants sold to investors in the PIPE Financing.

“Warrants” means collectively the Ordinary Share purchase warrants, in the form of Exhibit D to be delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof in the ratio of One Warrant each to purchase one Warrant Share for each Twelve Dollars and sixty four cents ($12.64) of Purchase Price.

“Warrant Shares” means all of the Ordinary Shares issuable upon exercise of the Warrants at all times.

ARTICLE II.
PURCHASE AND SALE

2.1    Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers agree to purchase in the aggregate, for the Purchase Price of One Million Five Hundred Eighty Thousand Dollars ($1,580,000) in principal amount of the Debentures.  The Purchasers shall deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to the Purchase Price and the Company shall deliver to the Escrow Agent the Purchasers’ Debentures, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, and receipt and acceptance of the Purchase Price the Closing shall occur at the offices of G&M or such other location as the parties shall mutually agree.

2.2    Deliveries.

(a)  On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           this Agreement duly executed by the Company;

(ii)           an opinion of Company Counsel, and/or other counsel acceptable to the Purchaser, in substantially the form of Exhibit E;

(iii)           a Debenture with a principal amount equal to such Purchaser’s Purchase Price, registered in the name of such Purchaser;

(iv)           a Warrant registered in the name of such Purchaser to purchase Ordinary Shares in the amount set forth on the signature pages hereto; and

(v)           the Escrow Agreement duly executed by the Company.

(vi)           A certificate from an officer of the Company certifying that the approval by the Company's Board of Directors of the execution and delivery of this Agreement and any and all of the Company's obligations hereunder and the approval by the Company's Shareholders Meeting of the execution and delivery of this Agreement and any and all of the Company's obligations hereunder

(b)  On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)   this Agreement duly executed by such Purchaser;

(ii)  such Purchaser’s Purchase Price by wire transfer to the account as specified in the Escrow Agreement; and

(iii)  the Escrow Agreement duly executed by such Purchaser.

2.3    Closing Conditions.

(a)  The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)  all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii) Company’s written acceptance of subscriptions referenced in Section 2.1, which acceptance shall be at the sole discretion of the Company;

(iv)  the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement, including the transfer to the Company of the entire Purchase Price;

(v)           the approval by the Company's Board of Directors of the execution and delivery of this Agreement and any and all of the Company's obligations hereunder; and

(vi)           the approval by the Company's Shareholders Meeting of the execution and delivery of this Agreement and any and all of the Company's obligations hereunder.

(b)  The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii)  the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Company.  Except as set forth in the disclosure schedules attached hereto (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, provided the disclosures in any section or subsection of the Disclosure Schedules shall qualify only the corresponding section or subsection in this Article III, the Company hereby makes the following representations and warranties to the Purchaser on the Closing Date:

(a)  Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)  Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, (iv) a material adverse effect on the Company’s ability to consummate the Merger or the PIPE Financing in any material respect during the Exclusivity Period, or (v) the occurrence of an Event of Default (as defined in the Debenture) (any of (i), (ii), (iii), (iv) or (v), a “Material Adverse Effect”) and, to the knowledge of the Company, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)  No Conflicts.  Except as set forth on Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary except as created by the Transaction Documents, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

(f)  Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Securities, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents.

(g)  Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth in Schedule 3.1(g), as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or Ordinary Share Equivalents, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Share Equivalents. The issuance and sale of the Securities will not obligate the Company to issue Ordinary Shares or Ordinary Share Equivalents or other securities to any Person (other than the Debentures and Warrants to the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  No further approval or authorization of any stockholder, the Board of Directors or other Person is required for the issuance and sale of the Securities.

(h)  Financial Statements.  Schedule 3.1(h) attached hereto contains: (a) the unaudited balance sheet of the Company (the “Company Balance Sheet”) at December 31, 2009 (the “Company Balance Sheet Date”), (b) related statements of operations and cash flows for the period from January 1, 2009 through December 31, 2009 (the “Company Interim Financial Statements” and together with the Company Balance Sheet, the “Company Financial Statements”; and (c) trial balance for May 31, 2010).  The Company Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods covered thereby fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries, except as may be otherwise specified in such financial statements or the notes thereto.

(i)  Material Changes.  Since the Company Balance Sheet Date, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not reflected in the Company’s financial statements pursuant to GAAP that are less than $100,000 in the aggregate and (C) except as set forth in Schedule 3.1(i), (iii) the Company has not altered its method of accounting and (iv) except as set forth on Schedule 3.1(i), the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any Ordinary Shares or Ordinary Shares Equivalents.

(j)  Litigation.  Other than as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) or Proceeding which could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(k)  Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.  No executive officer, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(l)  Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)  Regulatory Permits.  Except as set forth in Schedule 3.1(m), the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)  Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses within the territories in which the Company distributes its products and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)  Certain Fees.  Except as set forth in Schedule 3.1(o), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(p)  Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act or any other applicable law rule or regulation is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(q)  Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the anticipated cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  Schedule 3.1(q) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(r)  Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary applicable tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(s) Seniority.  Except as set forth on Schedule 3.1(s), and subject to the Israeli laws of liquidation, insolvency, receivership and bankruptcy, as of the Closing Date, no Indebtedness or other claim against the Company is senior to, the Debentures in right of payment, whether with respect to interest, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(t)  No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.2    Representations and Warranties of the Purchaser.  The Purchaser represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)  Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Own Account.  The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.  The undersigned acknowledges that (i) the Securities will be issued pursuant to applicable exemptions from registration under the Securities Act and any applicable state securities laws, and (ii) the Securities have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(2) thereof.  In connection therewith, the undersigned hereby covenants and agrees that it will not offer, sell, or otherwise transfer the Securities unless and until such Securities are registered pursuant to the Securities Act and the laws of all jurisdictions which in the reasonable opinion of the Company may be applicable or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the relevant securities laws

(c)  Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)  Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser has had the opportunity to ask questions and obtain information necessary to make an investment decision.  To the extent the undersigned has taken advantage of such opportunity, they have received satisfactory answers concerning the purchase of the Securities.  The Purchaser understands that the offer and sale of the Securities is being made only by means of this Agreement.  The Purchaser understands that the Company has not authorized the use of, and the Purchaser confirms that the Purchaser is not relying upon any other information, written or oral, other than material contained in this Agreement and the Transaction Documents.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment and its financial condition is such that it has no need for liquidity with respect to its investment in the Securities to satisfy any existing or contemplated undertaking or indebtedness.  The Purchaser has discussed with its professional, legal, tax and financial advisers the suitability of an investment in the Company by the undersigned for its particular tax and financial situation.  All information that the undersigned has provided to the Company concerning itself and its financial position is correct and complete as of the date set forth below, and if there should be any material change in such information, the undersigned will immediately provide such information to the Company.

(e)  General Solicitation.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)   Reliance.  The Purchasers acknowledge that the Company will be relying on the foregoing representations and warranties in making a determination as to the availability of federal and state securities laws exemptions.  The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a)  The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser, in connection with the Merger, or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)  The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  EXCEPT AS OTHERWISE PROVIDED IN THE COMPANY'S ARTICLES OF ASSOCIATION, AS SHALL BE AMENDED FROM TIME TO TIME, REGARDING RESTRICTIONS ON TRANSFERABILITY OF THE COMPANY'S SHARES AND OTHER SECURITIES THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Except as otherwise provided in the Company's articles of association, as shall be amended from time to time, regarding restrictions on transferability of the Company's shares and other securities, the Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, subject to the aforesaid, no notice shall be required of such pledge.  At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

4.2           Merger and PIPE Financing.  The Company has not, and hereby covenants that from and after the Closing Date, and until the later of (i) 90 days following receipt of a favorable Tax Ruling and (ii) 45 days following the delivery to the Purchasers of the Audited Financial Statements (the “Exclusivity Period”), the Company will not incur any indebtedness or Liens except with respect to bank loans or bank credit lines or in the ordinary course of business consistent with past practices.

4.3           Integration.  From and after the Closing Date, and until expiration of the Exclusivity Period, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, nor enter into any purchase, sale, merger or business combination transaction pursuant to which the business of another Person is combined with that of the Company, in whatever form, or enter into any other agreement or series of related agreements (including, without limitation, joint venture, sale of assets, license agreement, distribution agreement, etc.) or enter into any other transaction that would preclude the consummation of the PIPE Financing and the closing of the Merger, without the prior written consent of the Advisor and the holders of a majority in principal amount outstanding of the Debentures.

4.4 Conversion.  The Debentures set forth the totality of the procedures required of the Purchasers in order to convert the Debentures into Ordinary Shares or other securities in connection with the Merger, as the case may be.  Subject to US securities laws, no additional legal opinion or other information or instructions shall be required of the Purchasers to convert their Debentures.  The Company shall honor conversions of the Debentures and shall deliver Underlying Securities in accordance with the terms, conditions and time periods set forth in the Transaction Documents and Merger Agreement.

4.5 Publicity.  The Company and the Advisor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Advisor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Advisor or Purchaser, or without the prior consent of the Advisor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.6 Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes.

4.7 Indemnification of Purchasers.  Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and their directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by the Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any (x) of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents; or (y) agreement, understanding or arrangement with any third party.

4.8           Equal Treatment of Purchasers.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time.  For clarification purposes, this provision constitutes a separate right granted to the Purchaser by the Company and negotiated separately by the Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.9 Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser upon filing.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.10           Preservation of Corporate Existence.  The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect.

4.11           Tax Ruling.  The Company agrees to use commercially reasonable efforts to expeditiously obtain a ruling on behalf of its shareholders and option holders (the “Tax Ruling”) from the Israeli Tax Authority that the issuance of Pubco securities in exchange for Company securities held by Company shareholders and option holders upon the closing of the Merger shall constitute a deferred tax event for the Company and/or its shareholders and option holders and shall not obligate them to pay any amounts prior to receiving actual funds resulting from sale of Pubco's securities as a result of such exchange.

4.12           Bankruptcy.  Purchasers agree that they shall not initiate an involuntary bankruptcy proceeding or insolvency proceeding against the Company by virtue of the Company’s failure to satisfy its non-payment of Debenture principal or interest or a money judgment obtained in connection with the non-payment of Debenture principal or interest.

4.13           Merger Approval.  The Company will use its commercially reasonable efforts to obtain the consent of its shareholders to the Merger. Provided that Ofir Paz and Asher Holzer vote their Ordinary Shares in favor of the Merger, it shall not be a default by Company or an Event of Default as defined in the Debenture if fewer than 80% of Company’s shareholders do not approve the Merger, in which case, the Company may elect not to close the Merger and in such case the Purchasers or anyone acting on their behalf shall not have any demand, claim or right against the Company, its shareholders, officers, directors, employees, advisors and representatives as a result of the failure to obtain such approval.

4.14           Audits.  The Company undertakes to obtain audits of its financial statements sufficient to be filed with the Commission on a Form 10 (the “Audited Financial Statements”) no later than the later of: (i) six (6) months following the Closing; or (ii) two (2) months after the receipt of a favorable Tax Ruling. Failure to timely obtain such audits shall be an “Audit Default.”

4.15           Access to Records.  From and after the occurrence of an Event of Default and until the time the Company becomes subject to the reporting provisions of the Exchange Act, the Company shall furnish to each Purchaser that holds Securities, or any of its duly authorized representatives, attorneys or accountants reasonable access to any and all records at the premises of the Company where such records are kept, such access being afforded without charge, but only upon reasonable request stating the purpose of such request and during normal business hours.  Each such Purchaser making such request agrees to request to execute a confidentiality agreement or similar document reasonably requested by the Company.

4.16           Articles of Association.  The Company undertakes that it will not amend its Articles of Association if such amendment would materially impair the rights of the Purchasers as holders of the Warrants.

ARTICLE V.
MISCELLANEOUS

5.1   Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before 5:30 p.m. (New York City time) on July 30, 2010; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

5.2   Reserved.  At the Closing, the Company has agreed to pay in cash to Palladium Capital Advisors LLC (“Palladium”) a sum equal to four percent (4%) of the Purchase Price in connection with the Closing (“Palladium Fee”).  The Company has further agreed, upon consummation of the PIPE Financing, (a) to pay in cash to Palladium an additional sum equal to four percent (4%) of the Purchase Price of any Debentures that convert into Pubco Common Stock in connection with the PIPE Financing and (b) to issue to Palladium three year warrants to purchase from Pubco an amount of Pubco Common Stock equal to eight percent (8%) of the number of shares of Pubco Common Stock that any Debentures convert into in connection with the PIPE Financing (“Palladium Warrants”). The Palladium Warrants shall have an exercise price of $1.50 per Pubco's share of Common Stock and shall otherwise be identical to the warrants issued in the PIPE Financing.  In addition, at the Closing, the Company has agreed to reimburse the Purchasers the non-accountable sum of $15,000 for its legal fees and expenses, such amount to be paid directly to G&M out of escrow (“Purchaser Legal Fees”).  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by facsimile, pdf or other electronic delivery, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth below, or such other email address, facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 5.4.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the address set forth below.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic delivery at the facsimile number or email address specified in this Section 5.4 prior to 5:30 p.m. (New York City time), (ii) the Business Day immediately following the date of transmission, if such notice or communication is delivered via facsimile or electronic delivery at the facsimile number or email address specified in this Section 5.4 between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

If to the Company, to:

InspireMD Ltd.
3 Menorat Hamaor St.
Tel Aviv 67448, Israel
Attention: Asher Holzer
Phone: +972 3 6917691
Fax: +972 3 6917692

With a copy (which shall not constitute notice) to:

Haynes and Boone, LLP
1221 Avenue of the Americas, 26th Floor
New York, NY 10020-1007
Attention: Rick Werner, Esq.
Phone: (212) 659-4974
Fax: (212) 884-8234

If to the Purchasers, to:

The addresses set forth on the signature pages

With a copy (which shall not constitute notice) to:

Edward M. Grushko, Esq.
Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
(212) 697-9500 - Phone
(212) 697-3575 - Fax
edgrushko@aol.com

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding a majority in interest of the Debentures or securities into which the Debentures are converted, and if none of the foregoing are outstanding, then the holders of at least a simple majority of the Warrants and Warrant Shares still held by Purchasers (a “Majority in Interest”) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  As long as the Debentures have not been converted or repaid, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of a Majority in Interest of the Purchasers, except in connection with the Merger.  Except as otherwise provided in the Company's articles of association, as shall be amended from time to time, regarding restrictions on transferability of the Company's shares and other securities, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

5.9           Applicable law.  All disputes arising under this Agreement or in connection with the transactions hereunder shall be resolved between the parties in good faith, however, if these efforts fail the dispute shall be resolved in accordance with the laws of the State of Israel excluding that body of law pertaining to conflict of law and  any dispute, controversy or claim arising out of or in connection with the Transaction Documents, or the breach, termination or invalidity thereof, shall be submitted  to the personal and exclusive jurisdiction of the competent courts in the Tel Aviv Jaffa District, Israel, and all parties hereto irrevocably waive any objection as to venue or “inconvenient forum.”

5.10           Survival.  The representations and warranties shall survive the Closing and the delivery of the Securities for the applicable statue of limitations.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16           Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17           Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of the Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.19           Fridays, Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20           Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.21           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22           Currency.  All references to amounts herein shall be in United States Dollars.

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SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INSPIREMD LTD.

By:
Ofir Paz CEO

ACKNOWLEDGED BY: HARBORVIEW ADVISORS LLC

By:
Name: Title:

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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO INSPIREMD LTD. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________________

Signature of Authorized Signatory of Purchaser: ______________________________________

Name of Authorized Signatory: ___________________________________________________

Title of Authorized Signatory: ____________________________________________________

Email Address of Purchaser: _____________________________________________________

Facsimile Number of Purchaser: __________________________________________________

Address for Notice of Purchaser: __________________________________________________

_____________________________________________________________________________

Address for Delivery of Securities for Purchaser (if not same as address for notice):

_____________________________________________________________________________

_____________________________________________________________________________

Purchase Price: US$ _______________________________

Warrants: ___________________________________

EIN Number, if applicable, will be provided under separate cover: ________________________